                                                                   EXHIBIT 11.01

                    PORTOLA PACKAGING, INC. AND SUBSIDIARIES

                 COMPUTATION OF NET INCOME (LOSS) PER SHARE (1)
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                                                  SIX MONTHS ENDED
                                                                   YEAR ENDED AUGUST 31,        --------------------
                                                              --------------------------------  FEB. 29,   FEB. 28,
                                                                1994       1995        1996       1996       1997
                                                              ---------  ---------  ----------  ---------  ---------
Weighted average common shares outstanding for the period...     11,087     11,393      11,800     11,585     11,806
                                                              ---------  ---------  ----------  ---------  ---------
Shares used in per share calculation........................     11,087     11,393      11,800     11,585     11,806
                                                              ---------  ---------  ----------  ---------  ---------
                                                              ---------  ---------  ----------  ---------  ---------
Income (loss) before extraordinary items and cumulative
  effect of change in accounting principle..................  $   1,100  $     140  $   (8,177) $    (200) $  (5,235)
Less the increase in the put value of warrants..............       (455)      (610)       (895)      (423)      (526)
                                                              ---------  ---------  ----------  ---------  ---------
Income (loss) before extraordinary item.....................  $     645  $    (470) $   (9,072) $    (623) $  (5,761)
                                                              ---------  ---------  ----------  ---------  ---------
                                                              ---------  ---------  ----------  ---------  ---------
Cumulative effect of change in accounting principle.........  $      85
                                                              ---------  ---------  ----------  ---------  ---------
                                                              ---------  ---------  ----------  ---------  ---------
Net income (loss)...........................................  $     225  $     140  $   (9,442) $  (1,465) $  (5,235)
Less the increase in the put value of warrants..............       (455)      (610)       (895)      (423)      (526)
                                                              ---------  ---------  ----------  ---------  ---------
Net income (loss)...........................................  $    (230) $    (470) $  (10,337) $  (1,888) $  (5,761)
                                                              ---------  ---------  ----------  ---------  ---------
                                                              ---------  ---------  ----------  ---------  ---------
Net income (loss) per share before extraordinary item and
  cumulative effect of change in accounting principle.......  $    0.06  $   (0.04) $    (0.77) $   (0.05) $   (0.49)
                                                              ---------  ---------  ----------  ---------  ---------
                                                              ---------  ---------  ----------  ---------  ---------
Cumulative effect of change in accounting priciple..........  $    0.01
                                                              ---------  ---------  ----------  ---------  ---------
                                                              ---------  ---------  ----------  ---------  ---------
Net income (loss) per share.................................  $   (0.02) $   (0.04) $    (0.88) $   (0.16) $   (0.49)
                                                              ---------  ---------  ----------  ---------  ---------
                                                              ---------  ---------  ----------  ---------  ---------
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(1) There is no difference between primary and fully diluted net income (loss)
    per share for all periods presented.